Exhibit 99.1

	CONTACTS:	R. Brian Hanson
FOR IMMEDIATE RELEASE		Chief Financial Officer ION Geophysical (281) 879-3672

Jack Lascar / Karen Roan
DRG&E (713) 529-6600
ION GEOPHYSICAL ANNOUNCES CONVERSIONS OF CONVERTIBLE
NOTES INTO COMMON STOCK
HOUSTON — November 27, 2007 — ION Geophysical Corporation (“ION”) (NYSE: IO), announced that holders of approximately 88%, or $52.76 million in principal amount, of its outstanding 5.50% Convertible Senior Notes due 2008 (the “Notes”) have converted their Notes into ION Geophysical common stock. Under the terms of the Notes, ION Geophysical issued approximately 12.2 million shares of its common stock in exchange for the Notes converted. Approximately $7.24 million principal amount of the Notes remain outstanding. ION Geophysical also paid to the converting noteholders approximately $1.3 million of interest accrued on the converted Notes. In addition, a supplemental payment of approximately $2.9 million was made to the holders in lieu of future interest payments, resulting in cost savings of approximately $100,000 when compared to the interest payments due in 2008. This supplemental payment will be charged to expense in the fourth quarter of 2007. After giving effect to these transactions, the Company’s common shares outstanding totaled approximately 93,573,967 shares, which exclude 758,679 shares of unvested stock held by employees.
“The conversion transaction removes a mature, significantly in-the-money security from ION’s capital structure”, said R. Brian Hanson, Executive Vice President and Chief Financial Officer of ION. “Additionally, we believe the transaction will result in an economic benefit to the Company’s shareholders through a significant reduction in the short position of its common stock and a corresponding decrease in volatility.”
ION is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding estimated amounts of expected charges to be taken in the fourth quarter of fiscal 2007 and interest savings resulting from the transactions described above. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; the risks that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
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The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.